SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                              FORM 8-K

                            CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934


                   Date of Report: June 30, 1998
                 (Date of earliest event reported)


                    EcoTyre Technologies, Inc.
      (Exact name of registrant as specified in its charter)


Delaware                 0-27240                11-3234026
(State or other        (Commission             IRS Employer
jurisdiction of        File Number)        Identification Number)
             Incorporation)

          895 Waverly Avenue Holtsville, New York   11742
         (Address of principal executive offices)     (Zip Code)


         Registrant's telephone number including area code

                            (516) 289-4545


    (Former name or Former address, if changed since last report.)

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Item 5:     Other Events.

    (a) On July 1, 1998 the Company laid off its manufacturing staff as part of a strategic plan to discontinue its manufacturing business in its Holtsville facility and to continue operations as a wholesale distributor of new and remanufactured tires. As part of that plan , the Company has entered into a Letter Of Intent with a company in the business of tire reclamation for that company to acquire the manufacturing equipment to produce tires at the acquiring company's existing location. EcoTyre would retain the exclusive rights to market and distribute the tires internationally. The sale of the equipment would relieve the Company of any further liability to PheonixCor, Inc., the present lienholder, and allow the Company to relocate from its present facility to smaller office substantially reducing its overhead while building the tire distribution business. The Company anticipates finalizing a binding agreement within the next few weeks.

    (b) On June 29, 1998 the Company filed a form 12b-25 with the Securities and Exchange Commission to extend its time to file its Form 10-KSB for the year ending March 31, 1998. Although the Company's auditors, BDO Seidman, LLP, had begun the necessary steps to undergo the audit, the Company has been unable to pay the auditors the balance of the prior years audit fees and other accrued fees creating an independence problem. As a result of the Company's inability to pay this balance, the Company will be unable to file the 10KSB in a timely fashion. BDO Seidman has agreed to complete the audit upon payment by the Company of the outstanding balance.

    (c) On February 25, 1998 Arthur Rosenberg resigned from the Board of Director's of the Company on favorable terms citing other personal commitments as the reason for his resignation. Mr Rosenberg's term was due to expire at the 1999 annual meeting of shareholders.

         On June 11, 1998, Theresa A. Mari resigned from the Board of Director's of the Company on favorable terms citing other personal commitments as the reason for said resignation. Ms. Mari 's term was due to expire at the 1999 annual meeting of shareholders. She will continue to act in her capacity as an attorney for the Company.


    (d) On July 9, 1998 the Company received notice from Nasdaq that its Securities are subject to delisting as the securities do not currently meet the continued listing requirement of the Nasdaq Small Cap market. On July 10, 1998 the Company sent a letter to Nasdaq requesting that an oral hearing be granted to the Company's so that the Company may present its plan for continued listing on the Nasdaq Small Cap market. The Company has not yet been notified of a hearing date.

    (e) The Company previously announced that it had entered into a three year Distribution Agreement with General Investment Group. While GI Group has purchased four containers of tires, payment has been received for only one container. The late payment by GI Group may force the Company to demand return of the three containers not yet paid for. The decision by the Company to discontinue its manufacturing operations will have an impact on the value of that contract previously announced, however, the Company may elect to continue distributing to GI Group on a COD basis.


                              Signatures

         Pursuant to the requirements of the Securities Exchange
    Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 By:/s/Vito F. Alongi
                                    Vito F. Alongi, President
Dated: July 14, 1998